Exhibit 99.1

FOR IMMEDIATE RELEASE

Protagenic Therapeutics to Effect 1-for-14 Reverse Stock Split

Measure taken to Comply with Nasdaq Rule 5550(a)(2)

Regarding Minimum Bid Price

April 29, 2025 — NEW YORK — Protagenic Therapeutics, Inc. (Nasdaq: PTIX) (“Protagenic Therapeutics” or the “Company”), a leader in biopharmaceutical innovation, today announced that the Company’s Board of Directors has approved a 1-for-14 reverse stock split of the Company’s issued and outstanding common stock, par value $0.0001 per share (the “Common Stock”) to be effective 12:01 a.m., Eastern Time, on May 5, 2025.

The Company’s Common Stock will continue to trade on the Nasdaq Capital Market LLC under the symbol “PTIX” following the reverse stock split, with a new CUSIP number of 74365N301. The Company expects its Common Stock to open for trading on a post split basis on Nasdaq as of the commencement of trading on May 5, 2025.

On April 18, 2025, the Company’s stockholders approved a reverse stock split of the Company’s Common Stock at a ratio ranging from 1-for-10 to 1-to-20, inclusive, with such ratio to be determined at the discretion of the Company’s Board of Directors. The reverse stock split is intended to bring the Company into compliance with the minimum bid price requirement for continued listing on Nasdaq.

The 1-for-14 reverse stock split will automatically result in the conversion of fourteen (14) current shares of the Company’s Common Stock into one (1) new share of Common Stock. Any fraction of a share of Common Stock that would be created as a result of the reverse stock split will be rounded up to the next whole share. Holders of the Company’s Common Stock held in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the reverse stock split. Stockholders of record will be receiving information from the Company’s transfer agent regarding their common stock ownership post-reverse stock split.

The reverse stock split is expected to reduce the number of shares of the Company’s Common Stock outstanding on or about May 5, 2025, from approximately 8,242,510 shares to approximately 588,750 shares subject to some variability as a result of the fractional upward adjustments. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s outstanding equity awards, as applicable, as well as to the number of shares issuable under the Company’s equity incentive plans and certain existing agreements. The Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the number of authorized shares of Common Stock.

Stockholders who hold shares electronically in book-entry form with Equiniti Trust Company, LLC (“Equiniti”), the Company’s transfer agent, will not need to take action to receive evidence of their shares of post-reverse stock split Common Stock.

Stockholders of record holding certificates holding pre-split shares of the Company’s Common Stock will receive a letter of transmittal from Equiniti with instructions on how to surrender certificates representing pre-split shares. Stockholders should not send in their pre-split certificates until they receive a letter of transmittal from Equiniti. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, stockholders of record who held pre-split certificates will receive their post-split shares book-entry and will be receiving a statement from Equiniti regarding their Common Stock ownership post-reverse stock split.

Additional information about the reverse stock split can be found in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2025 which is available free of charge at the SEC’s website, www.sec.gov, and on the Company’s website at https://protagenic.com/investor/sec-filings/.

About Protagenic Therapeutics, Inc.:

Protagenic Therapeutics, Inc. (Nasdaq: PTIX) is committed to pioneering neuro-active peptides into therapeutics to mitigate stress-related disorders. For more information, visit www.protagenic.com.

Forward-Looking Statements: The Company’s prospects are subject to uncertainties and risks. This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. The Company intends that such forward-looking statements be subject to the safe harbor provided by the foregoing Sections. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this presentation. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. We caution readers not to place undue reliance upon any such forward-looking statements. The Company does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in the Company’s filings with the SEC which can be found on the SEC’s website at www.sec.gov.

Company Contact: Alexander K. Arrow, MD, CFA, Chief Financial Officer, Protagenic Therapeutics, Inc. 149 Fifth Ave, Suite 500, New York, NY 10010. Tel: 213-260-4342 Email: alex.arrow@protagenic.com